Exhibit 99.1

Independence Realty Trust Completes Management Internalization

PHILADELPHIA, PA – December 20, 2016 – Independence Realty Trust, Inc. (“IRT”) (NYSE MKT: IRT) today announced that IRT had successfully completed internalizing its management at a closing contemplated by IRT’s previously announced Securities and Asset Purchase Agreement (the “Purchase Agreement”) with RAIT Financial Trust and certain of its subsidiaries (“RAIT”) (NYSE: RAS).  At the closing, IRT acquired its external advisor, which was previously a subsidiary of RAIT, and certain assets relating to the multifamily property management business of RAIT, including property management contracts relating to apartment properties owned by IRT, RAIT and third parties, for the purchase price of $43 million, subject to pro-rations, plus the assumption of certain liabilities relating to the multifamily property management business.

Effective as of the closing, each of Scott F. Schaeffer, IRT’s Chairman and Chief Executive Officer, Farrell Ender, IRT’s President, and James J. Sebra, IRT’s Chief Financial Officer (“CFO”), entered into employment agreements with IRT.  Messrs. Schaeffer and Ender ended their employment with RAIT and are now solely employees of IRT. Mr. Sebra is expected to remain the CFO of both IRT and RAIT until the later to occur of March 31, 2017 or the filing of RAIT’s Annual Report on Form 10-K for the fiscal year ending December 31, 2016 with the U.S. Securities and Exchange Commission, after which time, he will end his employment with RAIT and become the full-time CFO of IRT.  At the closing under the Purchase Agreement, IRT and RAIT entered into a shared services agreement pursuant to which RAIT and IRT will provide each other certain transitional services such as information technology, human resources, insurance, investor relations, legal, tax and accounting for a six-month transition period after the closing.   As previously announced, pursuant to the Purchase Agreement, IRT repurchased all 7.3 million shares of IRT common stock owned by certain RAIT subsidiaries for $62.2 million on October 5, 2016, which represented a portion of the proceeds derived from a public offering of shares of common stock of IRT, which closed the same day.

About Independence Realty Trust, Inc.

Independence Realty Trust, Inc. (NYSE MKT: IRT) is an internally-managed real estate investment trust that seeks to own well-located apartment properties in geographic submarkets that it believes support strong occupancy and the potential for growth in rental rates. IRT seeks to provide stockholders with attractive risk-adjusted returns, with an emphasis on distributions and capital appreciation.

Forward Looking Statements

Certain statements in this press release, other than purely historical information, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” “may” or similar expressions. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual results could differ materially from those set forth in the forward-looking statements. One factor that might cause such a difference is whether IRT and RAIT will adequately provide each other certain transitional services under the shared services agreement. A discussion of this risk and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in “Risk Factors” of IRT’s Annual Report on Form 10-K for the year ended December 31, 2015 and in IRT’s subsequent filings with the Securities and Exchange Commission. Given these uncertainties, undue reliance should not be place on such statements. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Independence Realty Trust, Inc. Contact

Andres Viroslav

215.207.2100

aviroslav@irtreit.com